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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)December 4, 1996



                             Cavco Industries, Inc.
               (Exact Name of Registrant as Specified in Charter)



           Arizona                     0-8822                    86-0214910
(State or other jurisdiction        (Commission            (IRS Employer Identi-
     of incorporation)              File Number)                fication No.)



1001 North Central Avenue, Eighth Floor, Phoenix, AZ 85004
(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code:  602/256-6263


301 East Bethany Home Road, Suite C-178, Phoenix, AZ  85012
          (Former name or former address, if changed since last report)


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Item 5.  Other Events.

         On December 4, 1996, Cavco Industries, Inc. ("Cavco" or the "Issuer") entered into that certain Agreement and Plan of Merger dated as of December 4, 1996 (the "Merger Agreement") by and among the Issuer, Centex Real Estate Corporation ("CREC"), MFH Holding Company, a Nevada corporation (the "Holding Company"), MFH Acquisition Company, an Arizona corporation and wholly-owned subsidiary of the Holding Company (the "Merger Subsidiary") and certain shareholders of Cavco (the "Shareholder Parties"). The Shareholder Parties are Al R. Ghelfi, the Chairman of Cavco, his spouse, Janet M. Ghelfi and Janal Limited Partnership, an Arizona limited partnership ("Janal"). The general partners of Janal are trusts of which Al R. Ghelfi and Janet M. Ghelfi are the sole trustees. Janal is the holder of 1,650,000 shares of Cavco common stock, representing approximately 48.8% of the outstanding shares. Al R. Ghelfi and Janet M. Ghelfi individually hold, as their community property, an additional 180,729 shares of Cavco common stock, representing approximately 5.32% of the outstanding shares.

         Consummation of the transactions set forth in the Merger Agreement is conditioned, among other things, upon the Merger Agreement being approved and adopted by the holders of a majority of the outstanding shares of Cavco common stock, expiration of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act, absence of any injunction or certain other legal matters restraining or prohibiting such transactions, the truth and accuracy of certain representations and warranties, compliance with certain covenants contained in the Merger Agreement and other usual and customary closing conditions.

         If the transactions contemplated by the Merger Agreement are consummated, the Merger Subsidiary will merge with and into Cavco (the "Merger"), the Shareholder Parties will contribute 783,441 shares of Cavco common stock to the Holding Company in exchange for Holding Company shares, and all other shares of Cavco common stock (other than shares held by dissenting shareholders, if any, who exercise dissenters' rights pursuant to Arizona law) will be converted into the right to receive $26.75 per share in cash (the "Merger Consideration"). In exchange for Holding Company shares, CREC will contribute cash to the Holding Company in an

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amount sufficient to pay the Merger Consideration and any amounts payable to dissenting shareholders. Each Merger Subsidiary share that is outstanding will be converted into the right to receive one share of common stock in Cavco, as the surviving corporation, and the corporate existence of the Merger Subsidiary will cease.

         Upon consummation of the transactions contemplated by the Merger Agreement, Cavco, as the surviving corporation, will be a wholly owned subsidiary of the Holding Company. CREC will hold approximately 78% of the common stock of the Holding Company, and the Shareholder Parties will hold the remaining approximately 22% of such common stock. CREC, the Holding Company and the Shareholder Parties have agreed to enter into a Shareholders' Agreement upon consummation of the Merger, pursuant to which all of their shares will be subject to certain transfer restrictions, and the shares held by the Shareholder Parties will be subject to certain put options (beginning in 2000) and certain call options (beginning in 2002)whereby CREC may acquire all of the Shareholder Parties' interest in the Holding Company on the terms and conditions set forth therein (the "Holding Company Shareholders' Agreement"). The Holding Company Shareholders' Agreement also provides for certain rights of the Shareholder Parties and CREC to designate directors, super-majority board approval requirements for significant actions and transactions and agreements relating to the payment of dividends. The descriptions set forth in this Report of the transactions contemplated by the Merger Agreement and the proposed Holding Company Shareholders' Agreement are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1, and the Holding Company Shareholders' Agreement, the form of which is attached as Exhibit D to the Merger Agreement, each of which is incorporated herein by this reference.

         The Merger Agreement provides that the Merger Agreement may be terminated by the parties in certain circumstances, including by mutual consent, or by either party in the event of (i) regulatory, governmental or judicial actions restraining or prohibiting the transaction, (ii) failure to obtain the required shareholder approval, (iii) a material violation or breach by the other party of the representations, warranties and covenants contained in the Merger Agreement, or (iv) failure to consummate

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the Merger by December 31, 1997. In addition, either party may terminate the
Merger Agreement in the event the Board of Directors of Cavco shall have authorized Cavco to enter into an agreement with a third party with respect to an alternative acquisition proposal meeting certain conditions specified in the Merger Agreement, as summarized below.

         Cavco has agreed that, upon execution of the Merger Agreement and until the transactions contemplated thereby have been consummated (or until the Merger Agreement is terminated), neither Cavco nor its representatives will initiate any contact with, solicit, encourage or enter into or continue any discussions, negotiations, understandings or agreements with any third parties with respect to any other acquisition proposal or disclose any non-public information regarding Cavco or any of its businesses to such third parties. Notwithstanding the foregoing, to the extent that the Board of Directors of Cavco (or a committee thereof) reasonably determines based on the advice of its counsel that it is required to do so by virtue of its fiduciary obligations under applicable law, the Company may furnish and discuss non-public information concerning Cavco or its businesses in response to unsolicited requests therefor and may participate in discussions and negotiations and enter into agreements regarding an alternative transaction, provided certain conditions are met. In general, Cavco may furnish and discuss such information with any third party the Board of Directors reasonably determines is financially qualified to consummate a proposed transaction and may enter into negotiations with such a third party if
(i) the consideration to be paid to the shareholders other than the Shareholder Parties under the alternative transaction exceeds by at least $1,000,000 the amount payable to such shareholders under the Merger Agreement; (ii) the alternative transaction is not subject to any conditions or limitations which make it not likely to be consummated; (iii) the terms and conditions of the alternative transaction are no less favorable to such shareholders than the transactions contemplated by the Merger Agreement, (iv) Cavco shall have timely notified CREC of the alternative transaction and (v) CREC shall not have delivered to Cavco a counteroffer topping such alternative transaction by at least $1,000,000 in consideration to the shareholders other than the Shareholder Parties (a "Topping Offer"). In general, Cavco may enter into an agreement with a

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third party with respect to such transaction if (i) the foregoing conditions are met, (ii) the third party offer has not been materially and adversely modified,
(iii) at least ten days shall have passed since CREC was notified, and CREC shall not have responded with a Topping Offer and (iv) Cavco has paid to CREC certain termination fees and expenses described below.

         The Merger Agreement provides for payment to CREC by Cavco of a termination fee of $2,500,000 and reimbursement of certain expenses in an amount up to $300,000 in the event that the Merger Agreement is terminated by Cavco in order to accept an alternative proposal from a third party as described above, or if the Merger Agreement is terminated for any other reason, other than (i) by mutual consent; (ii) certain governmental actions restraining or prohibiting the transaction; (iii) because the Merger has not been consummated by December 31, 1997 and CREC elects to terminate; or (iv) because Cavco and the Shareholder Parties have elected to terminate due to a material violation or breach by CREC. The Merger Agreement also provides for the payment to Cavco by CREC of a termination fee and reimbursement of expenses, in the same amounts, in the event that the Merger Agreement is terminated because (i) the Merger has not been consummated by December 31, 1977 and CREC elects to terminate, or (ii) Cavco and the Shareholder Parties elect to terminate due to a material violation or breach by CREC.

         The foregoing descriptions of certain provisions of the Merger Agreement are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by this reference.

         As stated above, one of the conditions for consummation of the transactions set forth in the Merger Agreement is the approval of the holders of a majority of the outstanding shares of Cavco common stock. On December 4, 1996, the Shareholder Parties entered into a Voting Agreement with CREC, whereby the Shareholder Parties agreed to vote all 1,830,729 shares of Cavco common stock owned by them (representing approximately 54% of the total shares presently outstanding) in favor of the Merger Agreement and against any inconsistent transactions. In addition, the Shareholder Parties have agreed to restrict their ability to sell or transfer any such shares or to grant any

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proxies or to enter into any other voting arrangements with respect to such shares. The descriptions set forth in this Report of the terms of the Voting Agreement are qualified in their entirety by reference to the Voting Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

         Also on December 4, 1996, the Shareholder Parties entered into a Stock Purchase Agreement with CREC, whereby the parties have agreed that in the event the Merger Agreement is terminated for any reason other than (i) by mutual consent, (ii) because the Merger has not been consummated by December 31, 1997 and CREC elects to terminate, or (iii) because of a material violation or breach by CREC, the Shareholder Parties will sell to CREC, and CREC will purchase from the Shareholder Parties, an aggregate of 1,047,288 shares of Cavco common stock (representing approximately 31% of the total shares presently outstanding) (the "Subject Share Purchase"). If the transactions contemplated by the Stock Purchase Agreement are consummated, the Shareholder Parties and CREC have agreed to enter into a Shareholders' Agreement with regard to their shares of Cavco common stock (the "Cavco Shareholders' Agreement") and to use their best efforts to cause the Company to become a party thereto. The Cavco Shareholders' Agreement provides for certain transfer restrictions on the Cavco common stock held by CREC and the Shareholder Parties and provides that such shares will be subject to certain put options (beginning in 2000) and certain call options (beginning in 2002) whereby CREC may acquire all of the Shareholder Parties' Cavco common stock on the terms and conditions set forth therein. The Cavco Shareholders' Agreement also provides certain agreements among the Shareholder Parties and CREC with respect to the election of directors, super-majority board approval requirements for significant actions and transactions and agreements relating to the payment of dividends. The descriptions set forth in this Report of the terms of the Stock Purchase Agreement and the proposed Cavco Shareholders' Agreement are qualified in their entirety by reference to the Stock Purchase Agreement, a copy of which is attached hereto as Exhibit 99.2, and the Cavco Shareholders' Agreement, the form of which is attached as Exhibit B to the Stock Purchase Agreement, each of which is incorporated herein by this reference.


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         On December 4, 1996, Cavco and Al R. Ghelfi, the Chairman of Cavco,
agreed to enter into a Consulting Agreement, which will become effective upon the consummation of the transactions contemplated by the Merger Agreement or alternatively, upon consummation of the Subject Share Purchase, as the case may be. The term of the Consulting Agreement is five years; however, either party may accelerate the expiration date if CREC acquires all of the Shareholder Parties' Cavco common stock. During the term of the Consulting Agreement, Al Ghelfi has agreed to provide consulting services requested by the Board of Directors of Cavco in connection with its business. Upon effectiveness of the Consulting Agreement, Al Ghelfi will be entitled to receive consulting fees, reimbursement of expenses and certain group benefits, on the terms and conditions specified in the Consulting Agreement. The Consulting Agreement also provides that Al Ghelfi will not engage in certain activities competitive with the business of Cavco for a period of three (3) years following termination of the Consulting Agreement in certain circumstances. The description set forth in this Report of the terms of the Consulting Agreement is qualified in its entirety by reference to the Consulting Agreement, a copy of which is attached hereto as Exhibit 99.3 and is incorporated herein by this reference.

         On December 4, 1996, Cavco and Brent M. Ghelfi, the President and Chief Executive Officer of Cavco, agreed to enter into a five-year Employment Agreement, which will become effective upon consummation of the transactions contemplated by the Merger Agreement or alternatively, upon consummation of the Subject Share Purchase, as the case may be. During the term of the Employment Agreement, Brent Ghelfi has agreed to continue to serve as Chief Executive Officer of the Company, subject to the direction of the Board of Directors. Upon effectiveness of the Employment Agreement, Brent Ghelfi will be entitled to receive salary and cash bonuses, reimbursement of expenses, and other specified individual and group benefits, pursuant to the terms and conditions set forth in the Employment Agreement, and in addition, will be entitled to receive certain options to purchase shares of common stock of Centex Corporation, the parent company of CREC. The Employment Agreement also provides that Brent Ghelfi will not engage in certain activities competitive with the business of Cavco for a period of three (3) years following termination of the Employment Agreement in certain circumstances.

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The description set forth in this Report of the terms of the Employment
Agreement is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached hereto as Exhibit 99.4 and incorporated herein by this reference.



Item 7.  Financial Statements and Exhibits.

         (a)      Not applicable

         (b)      Not applicable

         (c)      Exhibits:

                  (2.1) Agreement and Plan of Merger dated as of December 4, 1996, among Centex Real Estate Corporation, a Nevada corporation, MFH Holding Company, a Nevada corporation, MFH Acquisition Company, an Arizona corporation, Cavco Industries, Inc., an Arizona corporation, Al R. Ghelfi, Janet M. Ghelfi and Janal Limited Partnership, an Arizona limited partnership.

                  (99.1) Voting Agreement dated as of December 4, 1996, between Centex Real Estate Corporation, a Nevada corporation, and Al R. Ghelfi, Janet M. Ghelfi and Janal Limited Partnership, an Arizona limited partnership.

                  (99.2) Stock Purchase Agreement dated as of December 4, 1996, between Centex Real Estate Corporation, a Nevada corporation, and Al R. Ghelfi, Janet M. Ghelfi and Janal Limited Partnership, an Arizona limited partnership.

                  (99.3) Consulting Agreement dated as of December 4, 1996, by and between Cavco Industries, Inc., an Arizona corporation, and Al R. Ghelfi.


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                  (99.4)   Employment Agreement dated as of December 4,
                           1996, by and between Cavco Industries, Inc., an Arizona corporation, and Brent M. Ghelfi.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                  CAVCO INDUSTRIES, INC.


Dated:  December 12, 1996                         By /s/ Brent M. Ghelfi
                                                     ---------------------------
                                                     Brent M. Ghelfi,
                                                     President and
                                                     Chief Executive
Officer

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